UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Florida	26-0067474
(State of Incorporation)	(I.R.S. Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Common stock, par value of $0.001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Explanatory Note

New Generation Biofuels Holdings, Inc. (the “Company”) is filing this Amendment No. 1 to the Registration Statement on Form 8-A in connection with the listing of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the NASDAQ Capital Market on or about September 23, 2008, and the Company's related withdrawal of the listing of the Company’s Common Stock on the American Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Company’s Common Stock set forth under the caption “Item 1. Description of Registrant’s Securities to be Registered” of the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 15, 2008 is incorporated herein by reference.

Item 2. Exhibits

In accordance with the Instructions as to exhibits on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NASDAQ Stock Market LLC, and the securities registered hereby are not to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: September 22, 2008	By:	/s/ Cary J. Claiborne
Cary J. Claiborne Chief Financial Officer